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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
May 7, 2001

EXHAUST TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

333-30838	91-1970433
(Commission File No.)	(Employer Identification No.)

230 North Division
Spokane, Washington 99202
Address of principal executive offices and Zip Code)

(509) 838-4447
 (Registrant's telephone number, including area code)

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ITEM 4. CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On May 7, 2001, the accounting firm of BDO Seidman, LLP ("BDO") was dismissed by the Registrant's Board of Directors as the Company's independent auditors. During the two most recent fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Company and BDO.

(b) The Report of BDO on the Company's financial statements as of and for the years ended January 31, 2000 and 1999 did not contain an adverse, qualified or disclaimer of opinion. However, the Reports were modified to include an explanatory paragraph wherein BDO expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c) The Company has requested BDO to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to BDO on May 7, 2001, via facsimile. BDO replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

(d) At its board meeting on May 7, 2001, the Board of Directors of the Registrant engaged Williams & Webster, P.S., Certified Public Accountants, Bank of America Financial Center, 601 W. Riverside, Suite 1940, Spokane, WA 99201 as its independent auditor for its fiscal year ending January 31, 2001. Williams & Webster accepted such appointment on May 7, 2001. Prior to their appointment, the Company did not consult with Williams & Webster on any matters related to accounting or the type of opinion they may issue.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1	Letter from BDO Seidman, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXHAUST TECHNOLOGIES, INC.

BY: /s/ Robert E. Sterling
Robert E. Sterling, President

DATED: May 7, 2001